EX3(a)


                         Articles of
                        Incorporation
                    (PURSUENT TO NRS 78)


1. Name of          maxxZone.com, Inc.
Corporation:

2. Resident Agent  Roland Becker; 1770 N. Green Valley Parkway,
Name and Street    Suite 3214, Henderson, Nevada 89014
Address:

3. Shares:          Number of Shares with par value:
                   25,000,000    Par Value: 0.001

4. Names,           The First Board of Directors shall consist
Address, Number    of 1 member whose names and address are as
of Board of        follows:
Directors/Trustee
s:
                   1. Roland Becker
                   ---------------------------------------------
                   Name

                   1770 N. Green Valley Parkway, Suite 3214,
                   Henderson, Nevada 89014
                   ---------------------------------------------
                   Address

5. Purpose:        Any Legal Business

6. Other Matters:  None

7. Names, Address
and Signatures of
Incorporators:     Roland Becker
                   ----------------------------------------------
                   Name

                   1770 N. Green Valley Parkway, Suite 3214,
                   Henderson, Nevada 89014
                   ----------------------------------------------
                   Address

                   /s/Roland Becker
                   ------------------
                   Signature

8. Certificate of  I, Roland Becker, hereby accept appointment
Acceptance of      as Resident Agent for the above named
Appointment of     company.
Resident Agent:
                   /s/Roland Becker           June 2, 2000
                   -----------------------------------------------
                   Signature                       Date